UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Arvana” and the “Company” refer to Arvana Inc., a Nevada corporation and its consolidated subsidiary Down 2 Fish Charters LLC, following the closing of the business combination transaction defined below. Prior to the purchase of Down 2 Fish Charters LLC, Arvana was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)). Unless the context otherwise requires, references to “Down2Fish” refer to Down to Fish Charters, LLC. a Florida limited liability company.

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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2022, the Company’s board of directors (“Board”) unanimously approved the terms and conditions of a Business Purchase Agreement (“Agreement”) with LCF Salons, LLC to acquire the sole outstanding membership interest in Down2Fish. The execution of the Agreement was previously reported through the Securities and Exchange Commission (“Commission”) on Form 8-K.

Down2Fish operates a Florida based fishing charter business that offers a range of curated maritime adventures that include inshore, offshore, and custom charters for fishing enthusiasts, nature lovers and tourists. The business is operated from a private dock in Palmetto, Florida that services the Greater Tampa Bay area in addition to St Petersburg, Sarasota, Venice, Port Charlotte, and Clearwater. Down2Fish generates its revenue from the sale and provision of fishing charter services.

We are continuing the business operations of Down2Fish on a consolidated basis.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement

On February 3, 2023, the parties identified in Item 1.01, on the unanimous approval of the Board, consummated the Agreement whereby Down2Fish became a wholly owned subsidiary of Arvana. We acquired Down2Fish in exchange for fifty thousand dollars ($50,000) on closing, and a promissory note in the amount of seven hundred thousand dollars ($700,000) payable twenty-four (24) months after the closing date that bears interest of seven and one quarter percent (7¼ %) per annum. Interest on the initial twelve (12) months of the promissory note is payable on the 12-month anniversary of the promissory note. The Agreement contains representations, warranties, and covenants customary in scope for a transaction of this nature which includes the satisfactory completion of due diligence, the grant of a security interest in Down2Fish, and the delivery of audited and interim financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

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FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as was the Company immediately prior to the purchase of Down2Fish, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Subsequent to the purchase of Down2Fish, and as discussed below in Item 5.06 of this Current Report on Form 8-K (“Report”), Arvana is no longer a shell company.

We provide the information below that would be included in a Form 10 registration statement if Arvana were to file a Form 10 with the Commission. Please note that the information provided below is indicative of the Company after the purchase of Down2Fish, unless otherwise specifically indicated or the context otherwise requires.

This Report includes the following Items:

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 5.06 Change in Shell Company Status

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

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Forward-Looking Statements

This Report includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology and are not historical facts. Within this Report, forward-looking statements appear in several places (including in information that is incorporated by reference). Forward- looking statements include beliefs or expectations concerning Down2Fish, its results of operations, financial condition, liquidity, prospects, business strategies, and the market for fishing charter services.

We have based forward-looking statements on market conditions, management expectations, and forecasts of future events, all of which are subject to numerous factors, including:

•	market conditions and economic factors, including the ongoing COVID-19 pandemic, and the potential for future restrictions on the manner in which businesses remain in operation;
•	capital to expand marketing, sales, brand recognition, and customer loyalty;
•	public quotation;
•	retention or recruitment, or reorganization with respect to officers, key employees or directors;
•	an effective system of internal control over financial reporting;
•	market share in existing markets or new markets;
•	capital requirements, and the ability to secure financing on reasonable terms, or at all;
•	the expansion of our fishing charter business to include new charter service offerings;
•	competition with e-commerce sites;
•	attraction and retention of customers in a cost-effective manner;
•	adaptation to changes in customer spending patterns, preferences, local, regional and national economic conditions, crime, weather, and demographic trends;
•	management of the availability of qualified charter crews;
•	competition from local companies in the fishing charter business;
•	compliance with pertinent laws and regulations;
•	future achievement of net income;
•	other factors detailed under the section titled “Risk Factors” beginning on page 11 of this Report.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors in addition to the risks and uncertainties described in the “Risk Factors” section of this Report, along with the other documents filed by us with the Commission. The forward-looking statements contained in this Report, including any document incorporated by reference herein, are based on current expectations concerning future developments and their potential effects on the Company. We can provide no assurance that future developments affecting Arvana will be those anticipated here and undertake no obligation to update or revise forward-looking statements, as a result of new information, future events or otherwise, except as may be otherwise required under applicable securities laws.

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DESCRIPTION OF Business

Overview

We operate a fishing charter business that offers inshore, offshore, and custom charters to fishing enthusiasts. Down2Fish specializes in personal fishing adventures, special occasions, and corporate retreats. Most of our revenue is generated from the sale and provision of fishing charter services. Our business goal is to become one of Florida’s leading fishing charter companies. We believe that Down2Fish is well placed to compete with local fishing charter rivals and that our objective is achievable over the long-term.

Our business operates from a privately leased dock in Palmetto, Florida that primarily services the Tampa Bay area. Down2Fish is managed by Captain Richard Surber, a St Petersburg, Florida native who grew up on the water as a deckhand on flat bottomed shrimp and Jon boats. Under Captain Surber’s management our boat crews are selected from a limited pool of hardworking, creative, and highly experienced individuals that hail from in and around the Tampa area. Our boat crews must complete required trainings and be good communicators given the personable nature of fishing charters. We are dedicated to the mantra that our customers’ best interests always come first. Everything we do is guided by our values and commitment to professional ethics. We hold ourselves accountable for the experience of every customer and act accordingly.

History

Down2Fish was organized under the laws of the State of Florida on April 1, 2019, and shortly thereafter began to offer fishing charter services in the Tampa Bay area. We purchased Down2Fish from its former owner on February 3, 2023, and operate the business as a wholly owned subsidiary.

Down2Fish has a relatively brief operating history that has generated limited revenue since inception. The business is consequently running an operating deficit. Down2Fish’s ability to continue as a going concern is contingent upon its ability to increase revenue, improve operating efficiencies and raise additional capital. Net losses for the nine- months ended September 30, 2022, were $66,726, as compared to net losses of $57,401 for the nine-months ended September 30, 2021. Net losses for the twelve months ended December 31, 2021, were $77,991 as compared to $85,243 for the twelve months ended December 31, 2020. Down2Fish has funded operations to date from revenue, loans and capital contributions provided by its founders.

Services

Down2Fish was established with the aim of becoming a premier provider of seaborne adventures in the fishing charter industry. Our services are listed as follows:

•	inshore/coastal fishing boat charter services;
•	offshore fishing boat charter services.
•	sight-seeing fishing boat charter services; and
•	custom fishing boat chart services.

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In-shore fishing charters are an excellent way to experience deep-sea fishing off the Florida Gulf coast without spending the day motoring out to the open sea and back again. Customers get the full experience of baiting their line, casting, hooking, and landing a real live Gulf water fish, all within sight of shore. We offer in-shore charters as full or half-day adventures that includes exploring flats and bays up to three miles from the beach. May, June, and July are the best months for inshore fishing in the Tampa Bay area. Popular inshore fish species include mangrove snapper, snook, redfish, tarpon, and cobia. Fishing lessons are included on our charters along with help in cleaning the catch.

An offshore deep-sea fishing charter is designed to be an immersive experience. Charters are all-day trips that travel up to eighty miles offshore to open waters off the Florida Gulf coast, that are home to large fish, up to 50lbs or more including red grouper, scamp grouper, gag grouper, mahi mahi, American red snapper, red porgy, greater amberjack, blackfin tuna, various shark species, king mackerel, jack crevalle, and cobia. The skills required for deep-sea fishing can be more challenging than that required for in-shore fishing and the equipment more exhaustive to use. Fishing lessons for inexperienced deep-sea anglers are often a good part of the charter. We offer deep-sea fishing all year round subject to weather conditions.

Sight-seeing charters specialize in taking customers out on local waterways on guided tours of aquatic and terrestrial points of interest. This type of charter works well in tourist destinations such as Tampa.

Custom or special event charters are all-day trips designed to commemorate special events such as weddings, corporate outings, or birthday parties that can combine in-shore and off-shore fishing charters. Customers can choose from a variety of activities and sight-seeing options tailored to specific requests.

We intend to offer dolphin watching charters as the means to grow the Down2Fish brand in the Greater Tampa area and are exploring the possibilities for offering whale watching charters. The Tampa Bay area is ideal for dolphin spotting as many dolphins live in shallow waters close to the coastline. Dolphin tours are extremely popular with families and groups.

We are also exploring possibilities for whale watching tours. North Atlantic right whales can be spotted from November to April in waters off the Florida Gulf coast. Right whale spotting in Florida is a rarity, even though the area is their only known destination for calving. We unaware of any fishing charter companies in Florida that offer whale watching tours so this service could quickly help us distinguish our Down2Fish brand.

Industry

The fishing charter industry consists of businesses that engage in services such as inshore/coastal fishing, offshore fishing, and tournament fishing. Operators provide charter boat services for individuals, parties, and companies. Operators may vary greatly in size, ranging from large operators with a fleet of vessels to single boat owner-operators and part-time charter companies.

A research report published by IBISWorld shows that over a five-year period to 2018, the fishing charter industry in the United States experienced moderate growth. Industry revenue increased at an annualized rate of 2.9% to a sum of $371.1 million, including a 2.4 % rise in 2018 alone. The number of businesses grew by 0.08%, and the number of employees engaged in the industry grew by 1.5% in this period, which translated to 3,107 charter boat businesses and 5,143 employees respectively. The fishing charter industry recovered from a sharp decline that began with the 2008 recession and bottomed out in 2009. Falling per capita disposable income and poor national economic performance during the recession forced consumers and businesses to reduce recreational services such as fishing charters. However, by 2018, the fishing charter industry had recovered from early post recessionary bumps due to a rise in consumer sentiment and per capita disposable income.

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Growth in the fishing charter industry peaked in 2019 before stalling and reversing course again with the onset of the COVID-19 pandemic that continued to work against the industry in 2020. The National Bureau of Economic Research, a non-profit research organization, determined that a peak in monthly general economic activity in the United States occurred in February of 2020. Since 2020, a return to growth in the demand for charter fishing services has been further threatened by inflation, even as the economy recovers from the turbulence presented by the COVID-19 pandemic.

Inflation is measured by the Consumer Price Index generated by the United States Bureau of Labor Statistics which reported that consumer prices fell in December of 2022 for the first time in more than eighteen months. The decline is seen as an indication that inflation will continue to trend down in coming months. We expect a decline in inflationary pressures, and the general shift away from the overriding concerns associated with COVID-19, will drive industry revenue growth. A 2021 IBISWorld report on the fishing charter industry, indicated a marginal decline in the size of the industry to $357 million and a decrease in the number of businesses and employees to 3,085 and 4,901 respectively.

The fishing charter industry expects return to growth tempered by the residual effects of COVID-19 and inflation as increases in per capita disposable income will provide consumers with more discretionary income for recreational services.

Competition

While no single participant in the fishing charter business holds a dominant share of the available market, we do nonetheless face intense competition.

Competitors range from industry operators that maintain fleets of vessels, to single vessel owner-operators and part-time charter companies. Existing and prospective competitors have or could have advantages over us such as those competitors with greater name recognition, longer operating histories, deeper service offerings, larger customer bases, substantially greater financial or other resources. Many of our competitors offer fishing charters at a low-cost that may be difficult or impossible for us to match and are able to book fishing charters directly from their own e-commerce websites as compared to our reliance on third-party booking sites or services to accept payment, all of which are paid a fee for each engagement.

We are faced with a bevy of competitors in the Tampa Bay area that include:

•	Queen Fleet Deep Sea Fishing based in Clearwater, Florida, is a family-owned business that has offered fishing charters for over sixty years. Service offerings include charters for up to 150 persons on “fishing party boats” for half day excursions, and on smaller charters for up to 85 persons on all day fishing excursions. The business maintains two of the larger fishing party boats and one vessel for all day fishing charter.
•	Poseidon Fishing Charters based in Tampa Bay and New York City offers specific charters to fish for specific fish species, such as goliath grouper fishing or shark fishing. Service offerings also include a summer camp for children, night fishing and firework sight-seeing tours. Poseidon Fishing also offers merchandise and special pricing for time sensitive charters.
•	Florida Reels Fishing Charters offers a variety of pick-up locations along the Gulf Coast that is operated by a single owner-operator with one custom built vessel. The business emphasizes its use of top fishing equipment and reliance on knowledge-based fishing derived from years of experience spent fishing in the area.

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While this list of competitors is in no way exhaustive it does provide a snapshot of competition in the area and some of the distinguishing characteristics used by these competitors to attract fishing charters.

Our competitive weaknesses are tied to our limited operating history and the size of our operation.

Since we are relatively new to operating in the Tampa Bay area, our business struggles with brand recognition in a market rife with options. We expect that the implementation of our business plan moving forward will increase brand recognition and customers for our fishing charters. Efforts to expand brand recognition require that we overcome our biggest competitive weakness that being the limited financial resources at our disposal. Material growth will depend on our ability to purchase an additional vessel to host dolphin/whale sightseeing charters, and our willingness to spend additional sums on marketing our charters. We do not have the funds necessary to purchase a suitable dolphin/whale sightseeing vessel, or to boost marketing efforts. Financial limitations do affect the competitive standing of our business.

Despite the nature of the fishing charter industry and our competitive weaknesses, we believe that the services we offer today will continue to compete effectively due to several factors. We have a team with excellent experience in the fishing charter industry that provides the core strength of our workforce. Aside from the synergies that exist in our carefully selected workforce, our charters are guided by best practices in the industry. Our captain is at the top of the range for expertise in running fishing charters. Another of our strengths is our location in Palmetto, Florida with easy access to the Florida Gulf Coast, an area extremely popular for anglers and tourists alike. The state-of-art condition of our fishing boats and fishing equipment is an attraction for customers. Another of our strengths is our attention to fishing rules and regulations focused on preserving the environment. Our concern for the environment is not lost on customers who are increasingly focused on enjoying nature without causing harm in the process. We are also charter cost competitive with other fishing charter businesses in the area.

Market Analysis

The fishing charter industry competes with a wide variety of other recreational activities that include non-fishing sightseeing, land-based recreation such as hiking, city sightseeing, and even sporting events. A research report published by IBISWorld reported that during the five years that preceded 2018, the industry lost ground to other forms of recreation as consumer preferences changed. The COVID-19 pandemic had a further chilling effect on the industry as prospective customers were bound to remain in their homes. However, a post-COVID-19 IBISWorld report on the fishing charter industry generated in 2021 forecasts that the industry is expected to realize annualized revenue growth through 2026 on the pretext that sustained economic growth will lead to an increase in consumer incomes which will enable more people to spend more money on recreational activities. Despite the latent recessionary fears, there is reason to believe that the fishing charter business is about to enter a consistent growth pattern in the face of competing recreational activities.

Marketing Strategy

Our marketing strategies are directed towards achieving specific objectives that support our strategic goals to create new market channels, increase revenue and grow market share. We will leverage off premier fishing charter experiences to win new customers and retain existing ones. Down2Fish maintains modern well equipped fishing charter vessels, experienced crews, a convenient location from which to embark on charters, and reliance on highly reliable payment platforms for payment. Our intention is also to work with brand and publicity consultants to help us map out publicity and advertising strategies that will help us reach our target market.

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We expect to continue to make use of the following marketing and sales strategies:

•	promote our business online via our official website and social media platforms like; Instagram, Facebook, twitter, YouTube, Google, LinkedIn + et al;
•	attend networking events;
•	offer Down2Fish branded merchandise online and aboard our fishing charters;
•	create a loyalty plan that will enable us to reward our consistent customers especially those that introduce their friends and family members to our business;
•	advertise special prices;
•	place adverts on electronic media platforms;
•	sponsor relevant community-based events/programs;
•	advertise our fishing boat charter in our official website and employ strategies that will help us pull traffic to the site;
•	promote our business on fishing charter booking sites such as Fareharbor, Travelocity, and FishingBooker; and
•	dress crew members in branded shirts with our company logo.

Our pricing is similar to the average price of what is charged for a fishing charter. While we do not charge more than our competitors, we do not charge less. Nonetheless, we do intend to offer discounts on our fishing charters for special events, and to reward loyal customers especially for referrals to our business.

Our facility to accept payments is all inclusive, as we are quite aware that different customers prefer different payment options such as:

•	payment via bank transfer
•	payment with cash
•	payment via Point-of-Sale Machine (POS)
•	payment via credit card.

Governmental Regulation

Our business is subject to extensive federal, state, and local regulations that govern fishing charter businesses in Florida.

The captain of a saltwater fishing charter must comply with U.S. Coast Guard (“USGC”) regulations which include holding a USGC Captain’s License. Vessels used by a charter captain to do business must be commercially registered or have a USGC certificate of documentation with a commercial designation and follow USGC vessel safety requirements. Vessels carrying more than six passengers for hire must also have a Certificate of Inspection issued by the USGC. The USGC also exercises full authority over the safety and health of crews aboard vessels that have been inspected and certified. Any safety or health complaints received by the Occupational Safety and Health Administration (“OSHA”) concerning crew working conditions on an inspected vessel are referred to the USGC for determination of whether the events complained of constitute hazardous conditions. Fishing charters conducted in the Gulf of Mexico are also required to hold Gulf of Mexico Charter/Headboat for Reef Fish, and a Gulf of Mexico Charter/Headboat for Coastal Migratory Pelagics permits issued by the National Oceanic and Atmospheric Administration (“NOAA”). Enforcement of federal fishing permit regulations falls on the NOAA Office of Law Enforcement.

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Florida requires a Charter Captain or Boat Fishing License to carry paying customers for the purpose of taking, attempting to take or possessing saltwater fish or organisms. A Florida Charter Capitan license also covers customers on a charter who are not required to hold separate recreational saltwater fishing licenses and permit the licensed captain to go from boat to boat to do business. Florida also requires us to hold a Gulf Reef Fish Charter/Endorsement. State licenses are issued by the Florida Fish and Wildlife Conservation Commission (“FWC”). Our business is also subject to FWC Florida Charter for Hire Regulations and Florida Recreational Fishing Regulations. We are further required to register as our boats as commercial vessels with the Florida Highway Safety and Motor Vehicles. Our business must also follow certain local restrictions as to seasons, volume, and fish species subject to catch.

We are also subject to city and county business license requirements.

Our failure to comply with the rules and regulations that govern fishing charter businesses could result in substantial penalties. Since such rules and regulations are frequently amended or interpreted differently by regulatory agencies, we are unable to accurately predict the future cost or impact on our business in complying with such laws or ultimately what cost or impact compliance or otherwise will have on us. Nevertheless, we do believe that our business is currently in regulatory compliance with those rules and regulations incumbent upon us.

Environment

We seek to comply with all applicable federal, state, and local statutory laws or regulations concerning the preservation of our environment. The Magnuson-Stevens Fishery Conservation and Management Act (“MSA”) is the primary federal law governing marine fisheries management in federal waters up to two hundred nautical miles off the U.S. coasts. The MSA works through local councils to maintain its objectives. Our business falls under the Gulf of Mexico Fishery Management Council, one of eight councils that are responsible for developing management plans to prevent overfishing, rebuild fish stocks and promote the long-term health of fishing. MSA councils look to the Scientific and Statistical Committee (“SSC”) for advice over a range management issues, such as what is an acceptable biological catch, maximum sustainability, and rebuilding targets. Based on data generated by the SSC, each council develops a fish management plan and submits recommended regulations to the U.S. Secretary of Commerce. The Gulf of Mexico Fishery Management will also work with the FWC to ensure consistency in catch limitations. NOAA is one of the agencies responsible the enforcement of MSA directives.

Florida is fiercely protective of its fish stocks given the tremendous economic impact it has on the state. On the state level the FWC is responsible for saltwater regulations that extend up to nine nautical miles off the Florida Gulf Coast. Regulations published through the FWC go to bag limits, species, size, and season for each fish species that can be legally caught. The FWC also publishes a list of fish species that cannot be caught. Since restrictions are subject to change, current restrictions are published online on the FWC’s website, eRegulations.com, and through independent businesses that offer fishing charters. Local fishing areas may also maintain restrictions on fishing that apply to their communities.

Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on our business.

Employees

The only employees as of the date of this Report is our chief executive officer though we do have a compensation arrangement with one of the managers of Down2Fish. We plan to hire additional persons on an as-needed basis and have engaged an outside accountant to assist us in the preparation of our financial statements.

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Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Report. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common stock could decline, and you could lose all or part of your investment. This Report also contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated as a result of certain factors, including those set forth below.

Risks Related to Our Business and Operations

Unless we acquire new customers and retain existing customers, or fail to do so in a cost-effective manner, we may be unable to increase revenue, improve gross margins, or achieve a profit.

Our success depends on our ability to acquire new customers and retain existing customers in a cost-effective manner. For us to expand our customer base, we must appeal to, and acquire customers who have historically purchased fishing charters directly from competitive businesses, charter business websites or from website booking services. We will need to spend increased amounts on marketing and expand our service offerings to acquire additional customers. An increase in our marketing costs will not assure us any increase in revenue or pave the way to achieve a profit.

The paid marketing channels we rely on include search engine marketing vehicles. We drive traffic to our website via search engines, relying on their efficacy and targeting. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our website to place lower in search query results.

We also drive a significant amount of traffic to our website via social media networking or other e-commerce channels used by prospective customers. Since social networking and e-commerce channels continue to rapidly evolve, we may be unable to develop or maintain a meaningful presence within these channels. If we are unable to cost-effectively drive traffic to our website, our ability to acquire new customers would be materially and adversely affected. Additionally, if we fail to increase revenue per active customer, generate repeat purchases or maintain high levels of customer retention, our business, financial condition, and results of operations could be adversely affected. We cannot assure you that revenue generated from the new customers will ultimately exceed the cost of acquiring those customers.

Should we fail to deliver a quality fishing charter experience, or offer excursions customers are willing to purchase, or if the services we offer to customers are not perceived to be of the highest quality, we may be unable to acquire or retain customers. If we cannot acquire or retain customers in numbers sufficient to grow our business, we may be unable to generate the scale necessary to achieve operational efficiency. As a result, our business, financial condition, and results of operations may be adversely affected.

We believe that many of our new customers originate from word-of-mouth and other non-paid referrals from other customers. Therefore, we must ensure that our customers remain loyal for us to continue receiving those referrals. If our efforts to satisfy our customers are not successful, we may be unable to acquire new customers in sufficient numbers to grow our business, and we may be required to incur significantly higher marketing expenses to acquire new customers which expenses would adversely affect our results of operations.

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Failure to effectively expand our marketing capabilities could harm our ability to increase our customer base.

Our ability to increase our customer base will depend on, among other things, our ability to expand our marketing and sales operations. We plan to dedicate resources to sales and marketing programs, including social media, search engine and other online advertising. Our messaging, however, may not resonate with potential customers or drive sufficient traffic to our website or generate sufficient bookings to justify our marketing expenditures. The effectiveness of our online advertising may continue to vary due to competition for key search terms, changes in search engine use, and changes in search algorithms used by major search engines and other digital marketing platforms. The ability to spend on sales and marketing programs will be impacted by available cash from operations with any decrease in marketing expenditures having potentially negative consequences for new customer acquisition and retention. Further, business, and operating results will be harmed if our sales and marketing efforts do not generate a corresponding increase in revenue. We may not achieve anticipated revenue growth if our sales and marketing programs are not effective.

Should the cost of marketing our business over social media channels, search engines or other digital marketing platforms increase, our business and operating results could be adversely affected. Competitors also may bid on the search terms that we use to drive traffic to our website. Such actions could increase our advertising costs and result in decreased traffic to our website.

Furthermore, search engines and digital marketing platforms may change their advertising policies from time to time. If these policies delay or prevent us from advertising through these channels, it could result in reduced traffic to our website. New search engines and other digital marketing platforms may develop, particularly in specific jurisdictions, that reduce traffic on existing search engines and digital marketing platforms. If we are not able to achieve prominence through advertising or otherwise on these new platforms, we may not achieve significant traffic to our website, and our business and operating results could be adversely affected.

Unless we can grow our brand recognition, our ability to expand our customer base will be impaired and our financial condition may suffer.

We believe that growing our brand is important to supporting our fishing charters, attracting new customers, and retaining existing customers. Successfully growing our brand will depend largely on the effectiveness of our marketing efforts, the response to special incentives or promotions, our ability to meet the interests of our customers at competitive prices, our ability to maintain our customers’ trust, and our ability to successfully differentiate the services we offer from those of our competitors. Brand promotion activities, however, may not generate customer awareness or yield an increase in revenue. Even if successful, any increase in revenue may not offset the expenses we incur in building our brand or in generating that revenue. Should we fail to successfully promote and maintain our brand, we may fail to attract enough new customers, or retain sufficient existing customers to realize a return on our brand-building efforts, which failure would cause our business to suffer.

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The cost of securing adequate insurance, and our ability to secure same could adversely affect our financial condition and results of operations.

Heightened concerns and challenges regarding property, casualty, liability, business interruption and other insurance coverage have resulted from varying weather-related conditions and incidents. As a result, we may experience increased difficulty obtaining high policy limits of coverage at reasonable rates, including coverage for weather-related property damage. We cannot guarantee that our insurance policy coverage limits, including insurance coverage for property, casualty, liability, and business interruption losses would be adequate under the circumstances should one or multiple events occur, or that our insurers would have adequate financial resources to pay our related claims or damages sufficiently or fully. We cannot guarantee that adequate coverage limits will be available, offered at reasonable rates, or offered by insurers with sufficient financial soundness. The occurrence of an incident or incidents affecting our business could have a material adverse effect on our financial position and future results of operations if asset damage and/or company liability were to exceed insurance coverage limits or if an insurer were unable to pay our related claims or damages sufficiently or fully.

We face intense competition in the fishing charter industry, especially from larger and more well-established companies.

Some of our competitors have, and potential competitors may have, longer operating histories, greater financial, technical, marketing, institutional and other resources, broader service offering, lower-costs, larger databases, greater name and brand recognition, or a larger base of customers. They may devote greater resources to the development, marketing, and promotion of their services than we do, and they may offer lower pricing for fishing charters. These factors may allow our competitors to derive greater revenue and profits from their existing customer bases, acquire customers at lower costs or respond more quickly than we can to changes in trends in customer demand for fishing charters. If we are unable to compete successfully, or if competing successfully requires us to expend greater resources to attract and retain customers, our financial condition and results of operations could be adversely affected.

Competition affects our ability to attract new customers and retain existing customers as we compete with various e-commerce websites. Customer engagement with our website is impacted by a variety of factors, including:

•	number of views;
•	cost comparisons;
•	brand awareness;
•	reputation;
•	quality of charters;
•	the functionality of the website;
•	range of charters offered;
•	ease of payment; and
•	customer service.

Many of our competitors offer fishing charters at a low-cost that may be difficult or impossible for us to match and are able to book fishing charters directly from their own e-commerce websites as compared to our reliance on third-party booking sites or services to accept payment Third-party booking sites are paid a fee for each engagement. Our reliance on third-party sites, customer experiences and prospective customer impressions of our fishing charter offerings are important indices of our ability to compete in this industry.

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We face risks associated with security breaches or cyber-attacks.

We face risks associated with security breaches or cyber-attacks of our computer systems or those of our third-party representatives, vendors, and service providers. Our sales are conducted primarily online. If we are unable to complete sales through online sales platforms, our sales will be adversely impacted. In addition, we rely on advertising through email and social media. If our accounts are compromised, it will limit our ability to reach our audience and adversely impact our sales. Although we have implemented security procedures and controls to address these threats, our systems may still be vulnerable to data theft, computer viruses, programming errors, attacks by third parties, or similar disruptive problems. If our systems, or systems owned by third parties affiliated with us, were breached, or attacked, the loss of our confidential information and that of our customers could cause us to incur substantial liabilities such as:

•	potential costs would include expenses to rectify the consequences of the security breach or cyber-attack;
•	liability for stolen information;
•	costs of repairing damage to our systems;
•	lost revenue resulting from any system downtime caused by such breach or attack;
•	loss of competitive advantage if proprietary information is obtained by competitors as a result of such breach or attack,
•	increased costs of cyber security protection;
•	costs of incentives we may be required to offer to our customers or business partners to retain their business; and
•	damage to our reputation.

Any compromise of security from a security breach or cyber-attack could also deter customers or business partners from entering transactions that involve providing confidential information to us. Therefore, any compromise to the security of our systems could have a material adverse effect on our business, reputation, financial condition, and operating results

The growth and performance of our business depends on our ability to understand customer trends, expand our offering of charters, and improve existing charters.

Our growth depends, in part, on our ability to successfully expand our offering of charters to meet the demands of existing and prospective customers. As we work to grow our business, we intend to introduce new offerings in response to prospective customer demand. The prospective introduction of non-fishing charters such as dolphin or whale tours would involve additional costs such as the procurement of equipment better suited to this type of charter. Given the breadth of our resources, it may be difficult to grow our existing business while developing new offerings. Despite our impression of customer trends, any new service or offering may not generate sufficient customer interest or the sales necessary to become profitable, or to even cover the costs of its development and promotion. Unsuccessful marketing efforts to introduce a new service or offering could adversely affect our brand and reputation. If we are unable to anticipate, identify, develop, new service offerings that respond to customer demands and preferences, or if the introduction of new service offerings fail to gain customer acceptance, we may be unable to grow our business, sales may decrease, and our gross margins may decline or fail to improve.

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Down2Fish has a history of operating losses and may never be able to achieve or maintain a profit.

Down2Fish incurred net losses of $66,726 for the nine months ended September 30, 2022, and $77,991 for the year ended December 31, 2021. While Down2Fish has experienced revenue growth since inception, it may not be able to sustain or increase its growth or achieve or sustain a future profit.

We intend to continue to spend on marketing efforts, equipment, and personnel, while exploring the introduction of new service offerings. Further, we expect additional legal, accounting, insurance, and other expenses to remain in good standing as an operating public company. We may, in addition encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result increase losses in future periods. Given our operating history and the costs associated with our business, we expect to continue to generate losses for the foreseeable future. Should these losses exceed our expectations or expected revenue growth expectations fail to materialize, we may never achieve or maintain a profit.

The liabilities of Down2Fish are essentially the same as its assets so we may not be able to continue our business if we do not raise additional funds to service and pay off those liabilities.

As of September 30, 2022, Down2Fish’s total liabilities were $237,519 and its total assets were $238,109. On that same date, it had negative working capital of $16,143.

The continuation of our business depends on our ability to pay off or refinance debt. Since our revenues may not be sufficient to service our debts, we will likely depend on debt financing, or the sale of additional shares of our common stock to sustain operations. Failure to raise the necessary funds or through the application of either of these methods may result in default under the terms of our debt agreements. Should we be unable to repay our debts on a timely basis, we may loss our business, face litigation from creditors and be forced to sell assets not already secured for that purpose. Any sale of or demand on our assets would have a material affect on our ability to continue present operations.

Financial covenants imposed by our debt obligations could adversely affect our operating flexibility, which might possibly result in a default and acceleration of the repayment of debt.

Our debt, assumed on the purchase of Down2Fish may limit our ability to, among other things:

•	change Down2Fish management;
•	transfer, sell or otherwise dispose of Down2Fish assets;
•	assign the debt of a non-affiliated third-party; and
•	merge or consolidate the Company with another company.

The provisions of our debt obligations may affect our ability to secure financing, pursue business opportunities, remain flexible in planning for and reacting to, changes in business conditions. As a result, restrictions in our debt obligations could adversely affect our business, financial condition, and results of operations. In addition, a failure to comply with the provisions of our debt facilities could result in a default or an event of default that could enable our lenders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of outstanding amounts under our debt obligations is accelerated, our assets may be insufficient to repay such amounts in full, and our stockholders could experience a partial or total loss of the value of their shares of our common stock. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

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We may be unable to accurately forecast revenue or properly plan for future expenses and capital requirements.

Net revenue and results of operations are difficult to forecast as they generally depend on the number of customers acquired and retained, our ability to provide the services customers demand, as well as the number of fishing charters we can complete, all of which considerations are uncertain. We base our expense levels and capital requirements on our estimates of net revenue and gross margins. We cannot be sure that historical growth rates, trends, and other key performance metrics are meaningful predictors of future growth. If our assumptions and forecasts prove to be wrong, we may spend more than we anticipate acquiring and retaining customers or may generate lower net revenue per active customer than anticipated, the realization of either of which prospects could have a negative impact on our business, financial condition, and results of operations.

Should we be unable to obtain adequate financing or financing on terms satisfactory to us our ability to pursue business objectives and to respond to opportunities, challenges, or unforeseen circumstances would be significantly limited.

We have no firm commitment from current or prospective investors to provide us with capital to fund our operations. The lack of a financial commitment raises substantial doubt about our ability to continue as a going concern. While our current working capital and projected revenues are expected to be sufficient to sustain our business, we will need additional capital to grow into our business plan. Growth will require another vessel, more equipment, an increase in marketing and sufficient capital to support the costs attendant to being a public company.

Our business plan is also subject to change. We are sensitive to changes in general economy, financial markets, and consumer sentiment that can have a material adverse effect on the anticipated cash needs of our business. We may need to seek significant additional funding should any changes, anticipated or otherwise, negatively affect our business plan. Given the nature of uncertainty, we cannot predict the timing or even the amount of future capital requirements should outside factors cause us to reevaluate our business. Since we have no firm commitment for additional capital, there can be no assurance that we will be able to obtain debt or equity financing on terms acceptable to us, if at all.

Management has broad discretion in determining when, whether and how we raise additional capital as needed and capital raises will generally not require stockholder approval. Should we raise additional funds through issuances of equity or convertible debt, our existing stockholders could suffer significant dilution, and any equity we issue could have rights, preferences, and privileges superior to those of present holders of our common stock.

Should we be unable to obtain adequate financing or financing on terms satisfactory to us our ability to pursue business objectives and to respond to opportunities, challenges, or unforeseen circumstances would be significantly limited. As a result, our business, financial condition, and results of operations could be materially adversely affected.

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Our fishing charter business is seasonal so weak performance during one of our historically strong seasonal periods could have a material adverse effect on our operating results for the entire fiscal year.

The Florida fishing charter business is seasonal by nature. Seasonality can be expected to cause fluctuations in charter rates, revenue, operating expenses, and cash flows. The biggest portion of our sales occur between the months of May and September, typically resulting in the realization of better revenue in the second and third fiscal quarters of any given year. Any factors negatively affecting us during these periods, including adverse weather conditions, spread of seasonal infectious diseases and unfavorable economic conditions, could have a material adverse effect on our results of operations for the entire fiscal year. Due to the importance of peak sales periods, the second and third fiscal quarters have historically contributed, and are expected to continue to contribute, significantly to our operating results for the entire year. We also incur additional expenses prior to and during our peak seasonal periods which may include marketing costs, seasonal staffing needs and other similar items. Any material adverse effect on our operations during a peak seasonal period could have a material adverse effect on our operating results for the entire year and we can provide no assurance that cash flows will be sufficient to offset any potential pitfalls that occur because of these fluctuations.

The growth of our fishing charter business has been and continues to be adversely affected by the COVID-19 pandemic.

The U.S. fishing charter business has experienced a decline in historical growth due, in part, to the continuing effects of the COVID-19 pandemic.

Pandemic measures which attempted to contain and mitigate the effects of the COVID-19 pandemic, including stay-at-home, business closure, vaccine and mask mandates, and other restrictive orders resulted in changes to consumer behaviors that have had a negative effect on the growth of our business. The decline in vacation travel and the utilization of leisure time on which we depend for business growth were stymied by the COVID-19 pandemic. We expect these disruptions and impacts to continue, particularly as variants of the virus develop and spread. Given the potential for the resurgence of infection rates as business restrictions and safety protocols are lifted, we may have to curtail operations in the future which could harm our business, financial condition, and results of operations in response to COVID-19.

The degree to which COVID-19 will affect our fishing charter business and results of operations will depend on future developments that are uncertain and cannot be predicted. These developments include but are not limited to the duration, extent, and severity of the pandemic and variants of the virus, actions taken to contain the pandemic, the impact of the pandemic with related restrictions on economic activity, and the extent of the impact on our employees and customers. The pandemic’s negative impact on our current and prospective customer base is likely to continue for the foreseeable future.

Any sustained economic downturn could affect the financial viability of our business.

Any sustained general economic downturn as a reaction to COVID-19 and inflationary pressures could create a perception that fishing charters are too expensive relative to alternate outdoor activities. Our revenue may be disproportionately affected in comparison with the general economy by delays or reductions in general spending due to negative consumer sentiment. Competitors may be able to respond to negative market conditions by decreasing their prices in a manner that we might not be able to effectively match.

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We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within the fishing charter industry. Should the present economic conditions in the general economy worsen, our business, results of operations, and financial condition could be adversely affected. Further, to the extent the COVID-19 pandemic adversely affects our business, results of operations or financial condition, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

We rely on a limited number of third-party providers for payment processing of most of our fishing charter revenue.

We have entered into payment service provider agreements with select providers which are integral to our ability to process payments made for fishing charter services. Any disruption or problems with our payment service providers or their services could have an adverse effect on our reputation, results of operations and financial results. If our payment service providers were to terminate their respective relationships with us, we could incur substantial delays and expense in integrating alternative payment service providers. We run a further risk that the quality and reliability of such alternative payment service providers might not be meet our requirements. Any long-term or permanent disruption in our payment processing infrastructure would decrease fishing charter revenues and materially affect our results of operations.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, Square and cash. Third parties provide these payment methods and payment processing services to us. Certain payment methods, including credit and debit cards, require that we pay commissions and other fees, which may increase over time and raise our operating costs. We are also subject to payment card association operating rules and certification requirements, including rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments.

Our ability to operate effectively could be impaired if we were to lose the services of key personnel, or if we are unable to recruit qualified managers and key personnel in the future.

Our success is substantially dependent on the continued availability of Down2Fish’s key management and technical personnel. Several of Down2Fish’s key management personnel have been with it throughout its history and have substantial experience with managing the business. Should one or more of Down2Fish key management personnel leave us, and we are unable to find a replacement with the combination of skills necessary to execute our business plan, the departures may have an adverse impact on us. Our long-term success will also depend, in part, on our ability to attract and retain additional qualified professional, technical, managerial and marketing personnel.

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Our results of operations could be harmed if we fail to manage growth effectively or fail to maintain high levels of service and customer satisfaction.

The scalability of our business depends on the ability to effectively handle growth. Any failure to maintain the integrity of service offerings could significantly reduce customer demand and could negatively impact our reputation.

We have experienced growth in our business and expect to continue to experience growth, which evolution places substantial demands on operations. Our future may require us to spend substantial amounts to purchase an additional vessel and equipment to handle a prospective increase in customer demand. Effective growth management will also require us to frequently assess operations, financial controls, reporting systems, and procedures, for improvement. Expansion will place a significant strain on managerial, administrative, and financial, resources. We may encounter difficulties obtaining the necessary personnel or expertise to improve operations relative to our growth. Should we fail to manage the growth of our business effectively, the quality of our services could suffer, which result could materially harm our results of operations and business.

Growth will require significant capital expenditures and valuable management resources without undermining our culture of innovation, teamwork, and attention to the customer’s experience. Should we fail to manage anticipated growth in a manner that preserves the experiences we offer, that failure could negatively affect our reputation. Any degradation of our reputation would negatively impact our ability to retain and attract customers. Our hold on employees would also be affected by a departure from present customer-based practices. We believe it to be most important that the Company maintain a high level of customer service and satisfaction as we expand our business. Failure to manage growth effectively could adversely impact the performance our business.

Recent increases in labor costs and the shortage of qualified labor have impacted our business which pressures may adversely impact future operations.

Labor is a significant portion of our cost structure and is subject to many external factors, including availability, unemployment levels, prevailing wage rates, minimum wage laws, potential collective bargaining arrangements, health insurance costs, other insurance costs and changes in labor legislation or other workplace regulation. Increases in labor costs will continue to have an adverse effect on our business, financial condition, and results of operations. Further, increases in labor costs could force us to increase prices, which could adversely impact our sales. Unless we can attract sufficient qualified personnel to crew our fishing charters, the number of charters we can offer will be negatively impacted. Should competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our revenue may decline, which consequence could have a material adverse effect on us.

General economic factors may adversely affect our business, and results of operations.

Higher energy and gasoline costs, inflation, levels of unemployment, healthcare costs, consumer debt levels, unsettled financial markets, weaknesses in housing and real estate markets, reduced consumer confidence, changes related to government fiscal and tax policies, and other economic factors could adversely affect demand for our services or require a change in the mix of services we off. Rapid and significant changes in commodity prices may affect our revenue and gross margins. Increases in selling, general and administrative expenses could adversely affect our financial results. General economic conditions can also be negatively affected by the outbreak or threats of war, acts of terrorism, natural disasters, pandemics, epidemics, or other health-related crises, or other significant national or international events, including actual or perceived political instability. The advent of any of these situations could materially affect our business.

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Risks Related to Laws and Regulations

We are subject to extensive governmental regulation, and our failure to comply with, existing or future laws or regulation may result in the enforcement of penalties for violations, or other adverse actions.

Our operations are regulated by various federal, state, and local authorities intended to protect the public, natural resources, the environment, and our personnel. For instance, charter vessels must be run by a captain credentialled by the U.S. Coast Guard on passing a rigorous testing procedure. Salt-water fishing in Florida requires us to hold a fishing license issued by the Florida Fish and Wildlife Conservation Commission (“FWC”). The FWC mandates the number and type of fish that can be taken during recreational fishing, and the number of passengers that can be carried in any given charter. Other regulations cover discharges into the water, hazardous materials, public health, and safety. Violations of or liability under any of these laws and regulations may result in administrative, civil, or criminal fines, penalties or sanctions against us, revocation or modification of applicable permits, licenses, or authorizations, environmental, health and safety investigations or remedial activities. Such laws and regulations generally have become more stringent over time and may become more so in the future, and we may incur material costs to comply with current or future laws and regulations. Liabilities under, and/or costs of compliance, and the impacts on us of any non-compliance, with any such laws and regulations or those that might be mandated in the future could materially and adversely affect our business, financial condition, and results of operations.

Changes in applicable laws may impact our business.

Our operations must comply with numerous federal, state, and local laws, and regulations, some of which my conflict with one another or be subject to limited judicial or regulatory interpretations. Laws and regulations may include safety laws, fishing regulations, environmental protection laws and other laws or regulations applicable to our business operations. Non-compliance with such laws could expose us to liability. Lower revenue growth or significant unanticipated expenditures may result from our efforts to comply with changes in applicable law, include (i) laws imposing remedial requirements and the potential liability for environmental damage caused by discharges or other conditions, or (ii) government rules and regulations or enforcement policies that concern our business.

Risks Related to the Environment

We are based in a region prone to natural disasters, the occurrence of which would expose us to potential disruption of our business.

We are based in the north-west of Florida, known to be the most hurricane-prone area in the state. The occurrence of a natural disaster in this area could result in the destruction of property or equipment, flooding, power loss, telecommunications failure, data loss, and lengthy interruptions in our ability to offer charter services or accept bookings through our website or booking services. While we have some limited disaster recovery arrangements in place, our preparations may not be adequate to account for disasters or similar events that may occur and may not effectively permit us to continue operating in the event of any problems with respect to our business or those of our third-party providers. Should any such event occur in our area, our operations could be impaired, and our business adversely affected.

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Our business faces possible risks associated with the physical effects of climate change.

Our business is subject to the physical risks of climate change, which could include, rising sea-levels, and extreme weather events such as frequent or severe storms, hurricanes, and tornadoes, all of which could have an adverse effect on our business. Several governments have introduced or are planning to introduce climate change legislation at the international, national, state, and local levels to combat climate change. Regulations relating to emission levels (such as carbon taxes) and energy efficiency is becoming more stringent. If the current regulatory trend continues, this may result in increased costs due to efforts made to stay in compliance with climate change related regulations. Other factors related to climate change, that may increase our costs include property insurance, new emission compliant equipment, and energy costs. We can offer no assurance that efforts to mitigate the risks of climate change will be effective or that the physical risks of climate change will not have an adverse effect on our business.

Risks Related to Our Securities and Ownership of our Common Stock

Our need to raise additional capital to fulfill our business plan and meet the financial covenants raise substantial doubt about our ability to continue as a going concern.

We expect to rely on outside capital for the foreseeable future to fulfill our strategy of investing in growth at the expense of short-term profits. Our plan is to make substantial investments in our business, including the purchase of an additional vessel dedicated to offering future dolphin or whale watching tours, marketing, and sustaining costs incurred as a result of being a public company. Despite these expectations we have no arranged debt options or any firm commitment from prospective investors to provide us with additional capital to fund operations in the foreseeable future. The culmination of these uncertainties, including the inherent uncertainties discussed above regarding our growth strategy and financial covenants, raise substantial doubt about our ability to continue as a going concern.

Our business plans may change, general economic, financial, or political conditions in our markets may change, or other circumstances may arise, that have a material adverse effect on our cash flow and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time, and there can be no assurance that we will be able to obtain additional debt or equity financing on terms acceptable to us, if at all, or that we will generate sufficient future revenues.

Management has broad discretion in determining when, whether, and how we raise additional capital, and such capital raises will generally not require stockholder approval. Should we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution. Any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our business that we would otherwise pursue on our own.

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We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish reports by our management on our internal control over financial reporting. The reports contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the maintenance requirements of the electronic platform on which our common stock is traded, in addition to other applicable securities rules and regulations. Compliance with these rules and regulations in connection with the acquisition of Down2Fish has increased our legal and financial compliance costs, made some activities more difficult, time-consuming, or costly and increased demand on our resources. Among other things, the Exchange Act requires that we file annual, quarterly, and current reports with respect to our results of operations. We must also maintain effective disclosure procedures and internal controls over financial reporting. To maintain or improve disclosure controls and procedures over financial reporting, significant management oversight is required. As a result, management’s attention may be diverted from other business concerns, which in turn could harm our business and results of operations. We may need to hire additional employees to comply with these requirements, which will increase our costs and expenses.

We also expect, as an operating public company, that these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and that we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee.

Concentration of ownership in one stockholder, may inhibit other stockholders from influencing significant corporate decisions.

As of February 3, 2023, one controlling stockholder holds approximately 58.9% of our outstanding common stock. Subject to any fiduciary duties owed to our other stockholders, this stockholder is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, including some influence over management and policies. The controlling stockholder may have interests that are different from yours. For example, this stockholder may support proposals and actions with which other stockholders may disagree or which may not be in your best interests. The concentration of ownership could delay or prevent a change in control of us, or otherwise discourage a potential acquirer from attempting to obtain control of the Company. This stockholder could use its voting influence to maintain our existing management and directors or support or reject other management and board of directors’ proposals that are subject to stockholder approval, such as approval of our employee stock plan, significant financing transactions, and transactions in which the controlling stockholder has an interest.

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We anticipate incurring substantial stock-based compensation expense, which may have an adverse effect on our results of operations.

We anticipate incurring substantial stock-based compensation expense in future years because of our 2022 Stock Incentive Plan (“Incentive Plan”) under which we have granted tenure based restricted stock options. The Incentive Plan will continue to give us the facility to grant similar awards in 2023 and in future years. We will recognize the stock-based compensation expense over a vesting period and cannot be certain as to how many restricted stock options will satisfy their tenure-based vesting conditions or the actual amount of stock-based compensation expense we will incur. Any such expense could have a material impact on our results of operations for the periods in which such expense is recognized.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation of our business and do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of the debt obligation to the former owner of Down2Fish may restrict our ability to pay dividends, and any additional debt we may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize future gains on their stock positions.

You will be diluted by the future issuance of our common stock for issuances under the Incentive Plan, for acquisitions, and for capital raises or otherwise.

Holders of our common stock may be subject to further dilution upon issuance of the shares reserved for issuance upon exercise pursuant to our Incentive Plan. Additionally, in the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, or debt securities convertible into equity. Issuing additional shares of our capital stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our decision to issue securities in the future may depend on market conditions and other factors beyond our control.

We may fail in our efforts to integrate acquired businesses successfully or achieve the expected benefits of such acquisitions, including our acquisition of Down2Fish.

We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products, and other assets in the future. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. Specifically, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of the acquired companies. Key personnel of the acquired companies may choose not to work for us, their software may not be easily adapted to work with ours, or we may have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. We may also experience difficulties integrating personnel of the acquired company into our business and culture. Acquisitions may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for the development of our existing business. The anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown risks or liabilities.

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Negotiating these types of transactions can be time-consuming, difficult, and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may:

•	issue additional equity securities that would dilute our stockholders;
•	use cash that we may need in the future to operate our business;
•	incur debt on terms unfavorable to us or that we are unable to repay;
•	incur large charges or substantial liabilities;
•	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures; and
•	become subject to adverse tax consequences, depreciation, or deferred compensation charges.

The price of our common stock may be volatile or may decline regardless of operating performance, resulting in losses in stock value for our stockholders.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our results of operations;
•	failure to meet financial projections made public;
•	failure of securities analysts to initiate or maintain coverage, changes in financial estimates or ratings by any securities analysts who follow us or failure to meet estimates or the expectations of investors;
•	announcements by us of significant acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;
•	changes in operating performance and stock market valuations of other charter boat companies generally, or those in our industry in particular;
•	price and volume fluctuations in the stock market, including as a result of economic conditions;
•	changes in our board of directors or management;
•	sales of large blocks of our common stock, including sales by executive officers, directors or the controlling stockholder;
•	lawsuits threatened or filed against us;
•	changes in laws or regulations applicable to our business;
•	changes in our capital structure, such as future issuances of debt or equity securities;
•	short sales, hedging and other derivative transactions involving our capital stock;
•	other events or factors, including those resulting from war, natural disasters, incidents of terrorism or responses to these events; and
•	other factors described in the sections of this Report titled “Risk Factors” and “Forward-Looking Statements.”.

The stock market experiences price and volume fluctuations. The market prices of company securities experience fluctuations that are often unrelated or disproportionate to their operating results. Market fluctuations can result in extreme volatility in the price of our common stock, which could cause a decline in the value of your shares. Price volatility may be greater if the public float and trading volume of shares is low. Furthermore, in the past, stockholders are known to institute securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

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Litigation or similar legal proceedings could have a material adverse effect on our business.

Lawsuits and other administrative or legal proceedings may arise from our operations. We may also face heightened regulatory or other public scrutiny due to being a public company. These sorts of lawsuits or proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty, or fines. In addition, lawsuits and other legal proceedings may be time-consuming and may require a commitment of management and personnel resources that will be diverted from our normal business operations. Our business, financial condition, and results of operations could be adversely affected if any litigation, judgment, penalty or fine is directed or imposed on us.

Changes in subjective assumptions, estimates and judgments by management related to complex accounting matters or changes in GAAP, could significantly affect our results of operations.

U.S. generally accepted accounting principles, or GAAP, and related pronouncements, implementation guidelines, and interpretations apply to a wide range of matters that are relevant to our business, including revenue recognition, and stock-based compensation, as well as matters that pertain to our capital structure, such as stock options. These matters are complex and involve subjective assumptions, estimates, and judgments by management. Changes in GAAP, these accounting pronouncements or their interpretation or changes in underlying assumptions, estimates, or judgments by our management, the Financial Accounting Standards Board, the Commission, and others could significantly change our reported or expected financial performance, which could impact the value of our common stock.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business or our industry, the trading price and volume of our securities could decline.

The trading market for our securities will depend in part on the reports that securities or industry analysts publish about us or our business, our market and that of our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, the trading price for our securities would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the trading price or volume of our securities to decline.

We are an “smaller reporting company” and the reduced disclosure requirements applicable to smaller reporting companies may make our securities less attractive to investors.

Since we are an “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, we may choose to prepare the disclosure for this Report in reliance on the scaled disclosure requirements for smaller reporting companies detailed in Regulation S-K and in Article 8 of Regulation S-X. For as long as we remain a smaller reporting company, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to public companies that are not smaller reporting companies. These provisions include, but are not limited to:

•	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;
•	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation, and stockholder approval of any golden parachute payments not previously approved.

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The result being that the information we provide will be different than the information that is available with respect to other public companies that are not smaller reporting companies or that are not taking advantage of such exemptions.

We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. Should that be the case, the possible effect is that some investors will find our common stock less attractive as a result, there may be a less active trading market for our securities, and the market price of our securities may be more volatile.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included in this Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this Report. You should review the disclosure under the heading “Risk Factors” in this Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis

Overview

On November 16, 2022, the Company’s Board approved the terms and conditions of a Business Purchase Agreement (“Agreement”) with LCF Salons, LLC to acquire the outstanding membership interests of Down2Fish. The Board authorized management to proceed with the acquisition on February 3, 2023, pursuant to which authorization, the Company acquired Down2Fish as a wholly owned subsidiary.

We presently continue the existing business operations of Down2Fish on a consolidated basis.

Accounting Treatment

When a registrant acquires a significant business, other than a real estate operation, Rule 3-05 of Regulation S-X generally requires a registrant to provide separate audited annual and unaudited interim pre-acquisition financial statements of that business.  The number of years of financial information that must be provided depends on the relative significance of the acquisition to the registrant. Article 11 of Regulation S-X also requires registrants to file unaudited pro forma financial information relating to the acquisition or disposition.  Pro forma financial information typically includes a pro forma balance sheet and pro forma income statements based on the historical financial statements of the registrant and the acquired or disposed business, including adjustments to show how the acquisition or disposition might have affected those financial statements.

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of Down2Fish. The following discussion should be read in conjunction with such financial statements and the notes thereto. The results presented below pertain to the unaudited three and nine-month periods ended September 30, 2022, and the audited annual periods ended December 31, 2021, and December 31, 2020.

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Discussion and Analysis

We are in the business of offering fishing charters from our base in Palmetto, Florida to locations throughout Tampa Bay and the Florida Gulf Coast. Our financial condition and results of operations depend on revenue generated from the sale of fish charters, the frequency of charters completed, and the number of customers served, offset by the expenses we incur in providing such services.

Recessionary fears that go to consumer spending sentiment, and continuing concerns over the effects of COVID-19 that cause prospective customers to shun travel, have affected the number of charters we have been able to undertake. We are also challenged, in the wake of COVID-19, with a deficit in being able to secure additional qualified captains to master our fishing charters. Inflation too has taken a bite at revenue given the volatility in energy prices, in addition to rising maintenance and equipment costs. Our focus over the next 12 months will be to grow our business.

We expect to grow our business by expanding our marketing efforts to attract new customers; increasing follow-up with existing customers to encourage repeat charters; securing the services of additional qualified personnel to run our fishing charters; venture into new service offerings to include non-fishing charters such as whale/dolphin watching charters; and expanding the capacity of our vessels by adding vessel capable of carrying a greater number of passengers at one time. A larger vessel will be needed to offer dolphin/whale watching charters which are expected to be cash flow positive.

Our business development strategy is prone to significant risks and uncertainties, certain of which can have an immediate impact on efforts to realize positive cash flow. Historically, Down2Fish has not been able to generate sufficient cash flow from operations to sustain its business model and fund necessary growth.

Results of Operations

During the period from inception to September 30, 2022, Down2Fish was engaged in organizing its business, purchasing charter vessels, improving boat docks, procuring necessary fishing equipment, expanding marketing efforts, and running fishing charters.

Down2Fish’s operations for the three and nine months ended September 30, 2022, and its operations for the years ended December 31, 2021, and December 31, 2020, are summarized in the following table.

	Three Months ended September 30, 2022	Nine Months ended September 30, 2022	Twelve Months ended December 31, 2021	Twelve Months ended December 31, 2020
Revenue	$12,384	$24,997	$38,760	$12,793
Cost of sales	26,308	67,568	82,396	70,494
Gross loss	(13,924)	(42,571)	(43,636)	(57,701)
Operating Expenses
General and administrative expenses	9,290	14,661	24,389	13,338
Loss from operations	(23,214)	(57,232)	(68,025)	(71,039)
Interest expense	(1,804)	(9,494)	(14,187)	(15,484)
Other income	—	—	5,932	1,280
Loss on sale of assets	—	—	(1,711)	—
Net loss	$(25,018)	(66,726)	$(77,991)	$(85,243)

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Revenue

Revenue from operations for the three-month period ended September 30, 2022, decreased to $12,384 from $13,679 for the comparable three-month period ended September 30, 2021, a decrease of 9%. Revenue from operations for the nine-month period ended September 30, 2022, decreased to $24,997 from $33,953 for the comparable nine-month period ended September 30, 2021, a decrease of 26%. The decrease in revenue in the comparative three and nine-month periods can be attributed to drop in the number of charters completed in the current three and nine-month periods over those completed in the prior three and nine-month periods.

Revenue from operations for the twelve-month period ended December 31, 2021, increased to $38,760 from $12,793 for the comparable twelve-month period ended December 31, 2020, a 203% increase. The increase in revenue in the twelve-month period ended December 31, 2021, over the prior comparable period is attributed to a higher number of charters as COVID-19 restrictions began to ease and marketing efforts succeeded in attracting more customers to our services.

Down2Fish expects revenue to increase into 2023, as it brings focus to bear on marketing efforts, recruitment of additional personnel and the acquisition of a new vessel that will enable the business to offer a greater number of fishing or sight-seeing charters.

Net Loss

Net loss for the three-month period ended September 30, 2022, increased to $25,018 from $21,387 for the comparable three-month period ended September 30, 2021, an increase of 17%. Net loss for the nine-month period ended September 30, 2022, increased to $66,726 from $57,401 for the comparable nine-month period ended September 30, 2021, an increase of 16%. The increase in net loss over the comparative nine-month periods can be attributed to the decrease in revenue, and the increase cost of goods sold due to inflation, offset by the decrease in interest expense.

Net loss for the twelve-month period ended December 31, 2021, decreased to $77,991 from $85,243 for the comparable twelve-month period ended December 31, 2020, a 9% increase. The decrease in net loss for the twelve-month period ended December 31, 2021, over the prior comparable period is attributed to the increase in revenue and other income, offset by the increase in cost of sales, interest expense and loss on the sale of assets. The cost of sales increase includes inflationary pressures on the costs of our charters, interest expense is due to bank financing on our vessels, and the sale of assets is due to our decision to upgrade the motors on one of our vessels.

Down2Fish believes that net losses will decrease into 2023 as revenue is expected to increase and inflation has dampened. However, given that Down2Fish’s business plan requires it to make ongoing investments into the business, Down2Fish does expect to continue to incur losses into 2023.

Operating Expenses

Operating expenses for the three-month period ended September 30, 2022, increased to $9,290 from $8,648 for the comparable three-month period ended September 30, 2021, an increase of 7%. Operating expenses for the nine-month period ended September 30, 2022, decreased to $14,661 from $15,262 for the comparable nine-month period ended September 30, 2021, a decrease of 4%. The increase in operating expenses over the comparative three-month periods and be attributed to in marketing expenses in the current three-month period. The decrease in operating expenses over the comparative nine-month periods can be attributed to lower booking and credit card fees given the decrease in the number of fishing charters.

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Operating expenses for the twelve-month period ended December 31, 2021, increased to $24,389 from $13,338 for the comparable twelve-month period ended December 31, 2020, an 83% increase. The increase in operating expenses for the twelve-month period ended December 31, 2021, over the prior comparable period is attributed to an increase in general and administrative expenses which category includes labor costs, marketing, and accounting costs.

Down2Fish expects operating expenses to continue to increase over the near term as our plan is to grow our business.

Capital Expenditures

Down2Fish made capital expenditures on property or equipment of $16,070, and $13,158 for the nine-month periods ended September 30, 2022, and September 30, 2021, respectively. Capital expenditures on property or equipment were $13,158, and $14,571 for the twelve-month periods ended December 31, 2021, and December 31, 2020, respectively. Capital expenditures were made to complete the outfitting of the charter vessels.

Down2Fish expects to incur additional capital expenditures in future periods as it expands service offerings to attract more customers.

Liquidity and Capital Resources

Down2Fish had a working capital deficit of $16,143 as of September 30, 2022, and a working capital deficit of $21,441 as of December 31, 2021.

Down2Fish has funded itself from inception from revenues, debt instruments, and capital contributions. While existing working capital and anticipated cash flow are expected to be sufficient to maintain operations over the next twelve months Down2Fish does not have sufficient capital to grow its business as anticipated by its business plan. Down2Fish will look to the Company for these resources in the years ahead.

Total current assets as of September 30, 2022, were $2,189 which consisted of solely of cash. Total assets were $238,109 which consisted of current assets, property and equipment of $209,920, and intangible assets of $26,000.

Total current assets as of December 31, 2021, were $5,513 which consisted solely of cash. Total assets were $264,284 which consisted of current assets, property and equipment of $232,771, and intangible assets of $26,000.

Member equity as of September 30, 2022, and December 31, 2021, was $590, and $9,997 respectively.

Total current liabilities as of September 30, 2022, were $18,332 which consisted of accounts payable, related party payables of $1,990, and the current portion of long-term-debt of $9,652. Total liabilities were $237,519 which consisted of current liabilities, related party payables of $60,644, and notes payable net of current portion of $158,543.

Total current liabilities as of December 31, 2021, were $26,954 which consisted of accounts payable of $12,618, related party payables $750, and the current portion of long-term debt of $13,586. Total liabilities were $264,284 which consisted of current liabilities, related party payables, and notes payable.

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Net cash used in operating activities for the nine-month period ended September 30, 2022, was $32,494 as compared to net cash used in operating activities of $12,615 for the nine-month period ended September 30, 2021. Net cash used in operating activities in the current nine-month period can be attributed to net losses and several items that are book expense items that do not affect the total amount relative to actual cash used including depreciation. Balance sheet accounts that affect cash but are not income statement related items that are added or deducted to arrive at net cash used in operating activities, include accounts payable and related party payables.

Net cash used in operating activities for the twelve-month period ended December 31, 2022, was $21,558 as compared to net cash used in operating activities of $10,831 for the twelve-month period ended December 31, 2020. Net cash used in operating activities in the current twelve-month period can be attributed to net losses, depreciation, accounts payable, amounts on deposit and related party payables.

Down2Fish expects to continue to use net cash in operating activities until net losses transition to net income.

Net cash used in investing activities for the nine-month period ended September 30, 2022, was $16,070 as compared to net cash used in investing activities of $11,758 for the nine-month period ended September 30, 2021. Net cash used in investing in the current nine-month period can be attributed to the purchase of property and equipment offset by the sale of equipment.

Net cash used in investing activities for the twelve-month period ended December 31, 2021, was $11,758 as compared to net cash used in investing activities of $40,571 for the twelve-month period ended December 31, 2020. Net cash used in financing activities in the current twelve-month period can be attributed to the purchase of property and equipment offset by the sale of equipment.

Down2Fish expects to continue to use net cash in investing activities as its business plan anticipates the purchase of additional property and equipment.

Net cash provided by financing activities for the nine-month period ended September 30, 2022, was $45,240 as compared to net cash provided by financing activities of $21,864 for the nine-month period ended September 30, 2021. Net cash provided by financing activities in the current nine-month period is attributed to member contributions offset by payments on long-term debt.

Net cash provided by financing activities for the twelve-month period ended December 31, 2021, was $32,459 as compared to net cash provided by financing activities of $48,998 for the twelve-month period ended December 31, 2020. Net cash provided by financing activities in the current twelve-month periods is attributed to payments on long-term debt offset by member contributions.

Down2Fish expects that net cash will continue to be used in activities over future periods as strive to grow its business.

Down2Fish had no lines of credit or other bank financing arrangements as of September 30, 2022.

Down2Fish had no commitments for future capital expenditures as of September 30, 2022.

Down2Fish has no defined benefit plan or contractual commitment with its managers.

Down2Fish has no immediate plans for the purchase or sale of any plant or equipment.

Down2Fish has no immediate plans to make any changes in the number its employees.

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Properties

We lease an executive office space at 299 Main Street, 13th Floor, Salt Lake City, Utah 84111 for $828 per annum payable on a month-to-month basis.

Down2Fish’s business office is located at 901 25th Avenue W, Palmetto, Florida 34221 for which it has paid a nominal fee for the use of a boat dock and two boat slips. The term of the lease expires on December 31, 2025.

We believe that these arrangements are appropriate at this time given our focus on operating efficiencies and do not believe that we will need to maintain a larger space in the foreseeable future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 3, 2023, by:

•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed based on 35,948,518 shares of common stock outstanding as of February 3, 2023. Shares of common stock that a person has the right to acquire within 60 days of February 3, 2023, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

We are not aware of any arrangement that might result in a change in control.

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Title of Class	Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Common Shares
Directors and Officers
Common Stock	Ruairidh Campbell, CEO, CFO and Director 299 Main Street, 13th Floor, Salt Lake City, Utah 84111	200,000	<1%
Common Stock	Shawn Teigen, Director 299 S. Main Street, 13th Floor, Salt Lake City, Utah 84111	—	—
Common Stock	Sir John Baring, Director 299 S. Main Street, 13th Floor, Salt Lake City, Utah 84111	14,625	<1%
Common Stock	All Directors and Executive Officers as a Group (3 persons)	214,625	<1%
Common Stock	Bondock LLC. (1) 1057 Whitney Ranch Drive, Suite 350 Henderson, Nevada 89014	21,181,355	58.9%
Common Stock	Christy Lovig 4420 Bedford Road, Kelowna British Columbia, Canada V1W3C5	2,000,000	5.6%
Common Stock	Kerri Ann Hulet 1330 Calle Calma, Henderson, Nevada 89012	2,000,000	5.6%
Common Stock	Landon Lovig 8618-77 Street NW, Edmonton Alberta, Canada T6C2L8	2,000,000	5.6%
Common Stock	Lane Lovig 768 Patterson Avenue, Kelowna British Columbia Canada V1Y5C8	2,000,000	5.6%
Common Stock	Reagan Lovig 108-555 Wade Avenue East, Penticton British Columbia, Canada V2A1T3	2,000,000	5.6%
Total		31,395,980	87.3%

(1)	Bondock LLC is under the beneficial ownership of Brian Lovig.

Directors and Executive Officers

The following table sets forth the name, age and position of each director and executive officer of the Company:

Name	Age	Position
Sir John Baring	75	Chairman of the Board of Directors
Ruairidh Campbell	59	CEO, CFO and Director
Shawn Teigen	50	Director

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Set forth below is a brief description of the background and business experience of each of our executive officers and directors:

Sir John Baring serves as chairman of our board of directors and has previously served as the chief executive officer of the Company. He was appointed as a director on May 26, 2005, and as chairman of the board of directors on October 17, 2005. Sir John resigned as a director on July 24, 2021, and was reappointed as a director on November 15, 2021. Sir John Baring brings more than 30 years of banking and investing experience to the board of directors. He has been involved with capital markets, private company investment and management for the breadth of that experience with a focus on emerging companies. Since June 2002, Sir John has acted as a managing and founding member of Mercator Management LLC, a leading fund management company. Sir John was educated at Eton College and holds a degree from the Royal Agricultural College University.

Ruairidh Campbell was appointed chief executive officer and director on May 24, 2013, and as chief financial officer on June 25, 2013. Mr. Campbell brings to his position management skills acquired from a legal and business background encompassing over 20 years of consultancy experience. He is a member of the California State Bar, holds a Bachelor of Arts from the University of Texas at Austin and a Juris Doctorate from the University of Utah College of Law. He started his legal career as an attorney for Baker & McKenzie in Cairo, Egypt that transitioned to consultancy work in 2003 on the formation of Orsa & Company. Orsa is dedicated to assisting companies navigate the business environment. Services range from regulatory compliance to managerial duties that include working with government regulators, business organizations, auditors, accountants, attorneys, and quasi-public governing bodies responsible. Mr. Campbell also presently serves as an officer and director of two other public companies. Namely, Allied Resources, Inc. an oil & gas production company, and Park Vida Group, Inc., a real estate development company.

Shawn Teigen was appointed as a director on June 25, 2013, and served until his resignation on July 24, 2021. He was reappointed as a director on November 18, 2021. Mr. Teigen has over 15 years of experience in the provision of consulting services to early-stage businesses. He also serves as the president of the Utah Foundation, a non-profit, non-partisan, public policy research organization. Mr. Teigen also teaches a policy research design course as a faculty member in the University of Utah’s Master of Public Policy program. He spent two years in Kazakhstan as a U.S. Peace Corps volunteer. Mr. Teigen holds a Master of Public Policy and a Bachelor of Science in Management from the University of Utah. He also serves on the board of certain public-sector and non-profit organizations.

Director Independence and Board Committees

We are not required under the Securities and Exchange Act to maintain any committees of our Board. However, we have formed a stock incentive plan committee comprised of Board members to assist in the administration of the Arvana Inc. 2022 Stock Incentive Plan, and an audit committee comprised of Board members to assist management in the review of our financial statements. We are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system that would require that the majority of our Board members be “independent”.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2022, the Board met on four occasions by telephonic means, and otherwise transacted the Company’s business by unanimous written consent.

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

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Indemnification

Our articles of incorporation and bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to Nevada law, we are informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive Compensation

The objective of our compensation program is to incentivize management for services rendered and to reward successful management of the Company’s objectives.

We entered into an employment agreement with our sole executive officer dated effective September 1, 2022, that was approved by the Board on October 10, 2022. Prior to this employment agreement, our sole executive officer was compensated based on amounts invoiced and paid to a related party for services rendered. We believe that this form of compensation was adequate to retain and motivate our executive officer given our prior “shell” status. Executive compensation paid or accrued to a company controlled by our sole executive officer for the years ended December 31, 2021, and December 31, 2020, were $64,482 and $15,400 respectively.

On September 30, 2021, the Company settled an amount of $40,000, accrued to a company owned by its chief executive officer for services rendered, in exchange for 200,000 of its common shares valued at $0.20 a share.

The employment agreement with our chief executive officer is comprised of two components, one of which is a salary paid monthly, and the other being incentive stock options. The salary component is provided in the amount of $7,500 effective September 1, 2022, which increases to $10,000 effective January 1, 2023. Our Board determined that the salary compensation was commensurate with compensation packages typically paid by smaller reporting companies and was deemed sufficient for the two-year term of the employment agreement given the overall size of the Company.

The incentive stock options component includes 550,000 stock options that vest over time, of which 50,000 stock options are considered compensation for our chief executive officer’s services on the Board that vest over five years and the remainder for his service as an employee which vest over the two-year term of the employment agreement. All compensatory incentive options granted to our chief executive officer have an exercise price of $0.26 for a period of six years from the date of grant. The incentive stock option grants remain subject to stockholder approval within twelve months of the grant date. The Board determined that the incentive stock option grants would serve as a suitable mechanism whereby our chief executive officer might increase his equity position and become a larger participant in the Company’s success.

We did not rely on any specific formula to determine compensation for our chief executive officer in connection with the arrangements agreed in his employment agreement. However, we do anticipate that future compensation arrangements will include salaries, stock options, and even stock award.

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Outstanding Equity Awards as of December 31, 2021

We had no outstanding equity awards as of December 31, 2021, or December 31, 2020, for our named executive officer.

During the year ended December 31, 2021, the Company incurred director’s fees of $1,600 (2020 - $1,600).

Table

The following table provides summary information for 2021 and 2020 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of (i) the chief executive officer and the chief financial officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Ruairidh Campbell CEO, and CFO	2021 2020	—	—	—	—	—	—	64,482 15,400	64,482 15,400

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Change of Control Agreements

We are not party to any change of control agreements with any of our directors or executive officers.

Compensation of Directors

The following table summarizes the compensation of our Company directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sir John Baring	800	—	—	—	—	—	800
Shawn Teigen	800	—	—	—	—	—	800
Ruairidh Campbell	—	—	—	—	—	—	—

On October 15, 2022, we granted 50,000 tenure-based stock options from the 2022 Arvana Stock Incentive Plan to each of the non-executive directors on October 15, 2022, that vest in equal increments over five years with an exercise price of $0.26 a share.

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Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in−laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since January 1, 2021, that exceeded or will exceed $120,000 or in any presently proposed transaction which, in either case, has or will materially affect us. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Executive Compensation.”

•	Brian Lovig – the beneficial owner of Bondock LLC our controlling stockholder, executed an agreement for the sale and purchase of common stock with certain parties dated May 10, 2022, pursuant to which he became our controlling stockholder.
•	Altaf Nazerali – our former controlling stockholder, personally, and as the beneficial owner of Valor Invest Ltd. and International Portfolio Management Ltd., executed a recission agreement and mutual release dated October 22, 2021, with us, related parties and a non-related party.
•	Sir John Baring – one of our directors, executed the recission agreement and mutual release dated October 22, 2021, with us, related parties and a non-related party.
•	Sir John Baring – one of our directors entered into a debt settlement agreement dated effective June 30, 2021, whereby he exchanged debt for shares of our common stock.
•	Altaf Nazerali – a 5%+ stockholder entered into a debt settlement agreement effective June 30, 2021, whereby he exchanged debt for shares of our common stock.
•	Valor Invest Ltd. – a company beneficially owned by Mr. Nazerali, entered into a debt settlement agreement effective June 30, 2021, whereby it exchanged debt for shares of our common stock.
•	International Portfolio Management, Inc. – entered into a debt settlement agreement effective June 30, 2021, whereby it exchanged debt for services of our common stock.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors, or promoters:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any such described activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order;

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S. C 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common shares are quoted on the Pink Sheet Current Information electronic trading platform under the symbol “AVNI”, a service maintained by the OTC Market Group, Inc. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions.

Description of Securities

Common Stock

As of the date of this Report, there were 87 stockholders of record holding a total of 35,948,518 shares of fully paid and non-assessable common stock of the 500,000,000 shares of common stock, par value $0.001, authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. We have no redemption, sinking fund provisions, or registration rights applicable to our common stock. Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock,

The acquisition of Down2Fish had no impact on our outstanding common stock.

Warrants

As of the date of this Report, we have no outstanding warrants to purchase shares of its common stock.

Dividends

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2021, we had no securities authorized for issuance under equity compensation plans.

On September 30, 2022, the Board approved the Arvana Inc. 2022 Stock Incentive plan, and granted certain incentive stock options and certain non-qualified stock options as provided in the table below.

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Equity Compensation Plan Information

Plan category	Number of securities issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	2,650,000	$0.27	850,000
Total	2,650,000	$0.27	850,000

The purpose of the Arvana Inc. 2022 Stock Incentive Plan (“Plan”) is to provide a means through which we may attract or retain competent persons to serve as employees, directors, or consultants upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, who may acquire and maintain stock ownership. Accordingly, the Plan provides for granting incentive stock options, non-qualified stock options, restricted stock awards, or any combination of the foregoing, as is best suited to the circumstances of the employee, consultant, or director. The Plan and the stock options granted thereunder must be ratified by our stockholders within twelve months of being approved by the Board.

Shares Eligible for Future Sale

As of the date of this Report, we have 500,000,000 shares of common stock, par value $0.001 authorized.

Future sales of our common stock, including shares issued upon the exercise of options or warrants that we have granted or may issue, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months due to the legal restrictions on resale described below. Future sales of our common stock either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sale of Restricted Shares

As of the date of this Report, we have 35,948,518 shares issued and outstanding, of which 34,492,343 are “restricted securities” as such term is defined in Rule 144 of the Securities Act. Restricted securities are eligible for public sale only if registered under the Securities Act or if qualified for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, which rules are summarized below.

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Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the Commission and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. Unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our Commission reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other persons in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our Commission reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the Commission, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions which include a 12-month holding period. In general, this means that our shares of common stock may be sold in some other manner outside the United States without requiring registration in the United States.

Registration Rights

We have granted no registration rights in connection with our common stock.

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Recent Sales of Unregistered Securities

During the last three years, we issued unregistered securities to those persons or entities described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below.

On September 30, 2022, we sold an aggregate of 1,800,000 shares to 16 individuals and 2 corporations, pursuant to the exemptions from the registration promulgated under Securities Act as follows;

Name	Date	Amount Settled and Extinguished	Cash		Price	Shares	Exemptions
Brian Buckley (1)	08/11/2022	—	25,000		$0.20	125,000	§4(a)(2)/Reg S
Peter Van Seggelen	08/11/2022	—	25,000		$0.20	125,000	§4(a)(2)/Reg S
Leonard B. Smith	08/18/2022	—	10,000		$0.20	50,000	§4(a)(2)/Reg S
Cathy Bures	08/25/2022	—	5,000		$0.20	25,000	§4(a)(2)/Reg D
Andrew Barry	08/29/2022	—	12,500		$0.20	62,500	§4(a)(2)/Reg S
Melanie Ellenburgh	08/29/2022	—	12,500		$0.20	62,500	§4(a)(2)/Reg S
Jim Silyve	08/29/2022	—	10,000		$0.20	50,000	§4(a)(2)/Reg S
Bruce Carson	09/01/2022	—	25,000		$0.20	125,000	§4(a)(2)/Reg S
James Stephen Gardiner & Licia Gardiner	09/01/2022	—	15,000		$0.20	75,000	§4(a)(2)/Reg S
Robert Breakell	09/01/2022	—	10,000		$0.20	50,000	§4(a)(2)/Reg S
Orion Winkelmeyer	09/01/2022	—	60,000		$0.20	300,000	§4(a)(2)/Reg S
Louis Basque	09/02/2022	—	5,000		$0.20	25,000	§4(a)(2)/Reg S
Brian Buckley (1)	09/07/2022	—	35,000		$0.20	175,000	§4(a)(2)/Reg S
Lawrence Jean	09/08/2022	—	10,000		$0.20	50,000	§4(a)(2)/Reg S
Natasha Blaisdell	09/09/2022	—	15,000		$0.20	75,000	§4(a)(2)/Reg S
Jeffrey King	09/09/2022	—	5,000		$0.20	25,000	§4(a)(2)/Reg S
Daniel Dunlop	09/09/2022	—	30,000		$0.20	150,000	§4(a)(2)/Reg S
Enkore Custom Homes, Inc.	09/20/2022	—	10,000		$0.20	50,000	§4(a)(2)/Reg S
Orsa & Company (2)	09/30/2022	40,000	—		$0.20	200,000	§4(a)(2)/Reg D
Sub-total		40,000	320,000	(3)
TOTAL			360,000			1,800,000

(1)	Brian Buckley participated in the placement twice.
(2)	Orsa & Company is wholly owned by Ruairidh Campbell, an officer and director of the Company.
(3)	The Company paid a 10% referral fee to a resident of Alberta, Canada pursuant to provincial regulatory exemptions from registration.

On July 23, 2021, we sold an aggregate of twenty-nine million five hundred and thirty-seven thousand eight hundred and forty-eight (29,537,848) shares in debt settlement to four individuals (4) and five (5) entities, pursuant to the exemptions from the registration promulgated under Securities Act as follows;

Name	Date	Amount Settled & Extinguished	Sum Used Conversion Shares	Price	Shares	Exemptions
Zahir Zhanani(1)	04/01/2021	220,071.06	89,123.54	$0.30	436,492	§ 4(a)(2)//Reg S
Third Millennium Capital Corporation	04/01/2021	12,659.58	5,920.00	$0.30	26,507	§ 4(a)(2)//Reg S
CaiE Foods Partnership Ltd.	04/01/2021	213,522.09	174,610.00	$0.30	582,033	§ 4(a)(2)/ Reg D
International Portfolio Management Inc. (2)	06/30/2021	10,375.00	10,375.00	$0.04	259,375	§ 4(a)(2)//Reg S
Altaf Nazerali(2)	06/30/2021	5,750.00	5,750.00	$0.04	143,750	§ 4(a)(2)//Reg S
Altaf Nazerali(2)	06/30/2021	10,000.00	10,000.00	$0.04	250,000	§ 4(a)(2)/ Reg S
Valor Invest Ltd. (2)	06/30/2021	924,975.96	924,975.96	$0.04	23,124,399	§ 4(a)(2)/ Reg S
John Baring (3)	06/30/2021	60,000.00	60,000.00	$0.04	1,500,000	§ 4(a)(2)/ Reg D
681315 B.C. Ltd. (4)	06/30/2021	103,611,68	103,611,68	$0.04	2,590,292	§ 4(a)(2)/ Reg S
Raymond Wicki	06/30/2021	44,879.03	25,000.00	$0.04	625,000	§ 4(a)(2)/ Reg S
TOTAL		1,605,844.40			29,537,848

(1)	Zahir Zhanani is a former officer and director of the Company.
(2)	Valor Invest Ltd. and International Portfolio Management are under the common control of Altaf Nazerali.
(3)	Sir John Baring is the chairman of the Board.
(4)	681315 B.C. Ltd. is beneficially owned by the Company’s former accountant.

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On November 19, 2020, we sold an aggregate of two million six hundred and five thousand six hundred (2,605,600) shares in debt settlement to one individual and two entities related to that individual pursuant to the exemptions from registration promulgated under the Securities Act as follows:

Name	Date	Amount Settled & Extinguished	Sum Used Conversion Shares	Price	Shares	Exemptions
Altaf Nazerli(1)	11/19/2020	111,291	111,291	$0.10	1,112,910	§ 4(a)(2)//Reg S
International Portfolio Management Ltd. (1)	11/19/2020	113,269	113,269	$0.10	1,132,690	§ 4(a)(2)//Reg S
Valor Invest Ltd. (1)	11/19/2020	36,000	36,000	$0.10	360,000	§ 4(a)(2)/ Reg S
TOTAL		160,560			2,605,600

(1)	Valor Invest Ltd. and International Portfolio Management are under the common control of Altaf Nazerali.

On March 4, 2020, we sold an aggregate of nine hundred and seventy-one thousand and forty (971,040) shares in debt settlement to three unrelated individuals pursuant to the exemptions from registration promulgated under the Securities Act as follows:

Name	Date	Amount Settled & Extinguished	Sum Used Conversion Shares	Price	Shares	Exemptions
Olga Volger	03/04/2020	14,883	14,883	$0.10	1,112,910	§ 4(a)(2)// Reg D
Raymond Wicki	03/04/2020	42,629	42,629	$0.10	1,132,690	§ 4(a)(2)// Reg S
Conrad Swanson	03/04/2020	39,592	39,592	$0.10	360,000	§ 4(a)(2)/ Reg S
TOTAL		160,560			2,605,600

Description of Registrants Securities to be Registered

Not applicable.

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Indemnification of Directors and Officers

Our amended and restated articles of incorporation and bylaws include specific provisions that allow for the indemnification of officers and directors in connection with the exercise of their duties as officers and directors.

Pursuant to the Nevada Revised Statutes (“NRS”) a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under the codification of the business judgment rule set forth in NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees. NRS 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to Nevada law, we are informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

Financial Statements and Supplementary Data

The financial statements and supplementary data required hereby are included in Item 9.01 of this Report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the fiscal years ended December 31, 2021, and 2020, and the subsequent interim periods through the date of this Report, there were no disagreements with our auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our auditor, would have caused it to make reference to the subject matter thereof in connection with its Report.

Financial Statements and Exhibits

The financial statements and exhibits required hereby are included in Item 9.01 of this Report.

END OF FORM 10 DISCLOSURE

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Item 5.06 Change in Shell Company Status.

Prior to the purchase of Down2Fish, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of acquiring Down2Fish, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our subsequent Quarterly Reports on Form 10-Q, as filed with the Commission, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99.4 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The press release relates to our acquisition of Down2Fish. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act, or the Securities Act, only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses or funds acquired.

(1) For the acquisition described in Item 2.01, the Company is filing herewith audited financial statements of Down 2 Fish Charters LLC as of and for the fiscal years ended December 31, 2021, and 2020, as Exhibit 99.1 to this Report.

(2) For the acquisition described in Item 2.01, the Company is herewith filing unaudited financial statements of Down 2 Fish Charters LLC as of and for the three and nine-month quarterly periods ended September 30, 2022, and 2021, as Exhibit 99.2 to this Report.

(b) Pro Forma Financial Information

(1) For the acquisition described in Item 2.01, the Company is filing herewith unaudited pro forma financial information that combines the Company and Down2Fish for the fiscal year ended December 31, 2021, and the three and nine-month quarterly period ended September 30, 2022.

(c) Shell Company Transactions

(1)  For the acquisition described in Item 2.01, reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred therein, which are incorporated herein by reference.

(d) Exhibits

S-K Number	Description
2.1	Business Purchase Agreement filed with the Commission as an exhibit to Form 8-K on November 16, 2022.
3.1	Articles of Incorporation filed with the Commission as an exhibit to Form 10-SB on May 24, 2000.
3.1.1	Amended and Restated Articles of Incorporation filed with the Commission as an exhibit to Form 8-K on October 12, 2010.
3.1.2	Amended and Restated Articles of Incorporation filed with the Commission as an exhibit to Schedule 14C on February 2, 2021.
3.2	Amended and Restated Bylaws filed with the Commission as exhibit to Form 10-SB on May 24, 2000.
10.1	Debt Settlement Agreement and Release with Zahir Dhanani filed with the Commission as an exhibit to Form 8-K on July 29, 2021.
10.2	Debt Settlement Agreement and Release with CaiE Foods Partnership Ltd. filed with the Commission as an exhibit on Form 8-K dated July 29, 2021.
10.3	Debt Settlement Agreement and Release with Valor Invest Ltd. filed with the Commission as an exhibit to Form 8-K on July 29, 2021.
10.5	Debt Forgiveness Agreement with Zahir Dhanani filed with the Commission as an exhibit to Form 8-K on July 29, 2021.
10.6	Debt Forgiveness Agreement with Topkapi International Investment Corp. filed with the Commission as an exhibit to Form 8-K on July 29, 2021.
10.7	Arvana 2022 Stock Incentive Plan dated September 30, 2022, filed with the Commission as an exhibit to Form 10-Q on November 22, 2022.
10.8	Employment Agreement dated September 1, 2022, filed with the Commission as an exhibit on Form 10-Q on November 22, 2022.
10.9	Business Purchase Agreement dated November 16, 2022, filed with the Commission as an exhibit on Form 8-K on November 16, 2022.
21	Subsidiaries of the Company (attached).
99.1	Audited financial statements of Down 2 Fish Charters LLC as of and for the fiscal years ended December 31, 2021, and 2020. (attached).
99.2	Unaudited financial statements of Down 2 Fish Charters LLC as of and for the three and nine-month periods ended September 30, 2022, and 2021 (attached).
99.3	Unaudited Pro Forma Combined Financial Statements as of and for the fiscal year ended December 31, 2021, and September 30, 2022. (attached).
99.4	Press release announcing the Company’ acquisition of Down 2 Fish Charters, LLC. (attached).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana Inc.	Date

By: /s/ Ruairidh Campbell	February 3, 2023
Name: Ruairidh Campbell
Title: Chief Executive Officer and a Director

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